Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made and entered into as of the 15th day of July, 2008 by and between ZVUE CORPORATION (“Debtor”), a Delaware corporation, in favor of CARL PAGE (“Secured Party”). The parties hereby agree as follows:

1. Definitions. All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth below or set forth in the Loan Agreement defined below.

(a) “Collateral” means all of the following:

(i) Debtor’s inventory of Products (defined below) in all its forms, wherever located, whether now owned or hereafter acquired, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the “Product Inventory”);

(ii) All accounts and other receivables of Debtor arising from the sale of the Products, and other receivables, instruments or other forms of obligations and rights to payment of the Company and all other obligations due or to become due to Debtor in connection with the sale of the Products (the “Product Receivables”), together with the proceeds thereof, all goods represented by such Product Receivables and all such goods that may be returned by Debtor’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and lines which the Company may hold for the payment of such Product Receivables including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor; and

(iii) All proceeds and products of any and all of the foregoing Collateral and, including but not limited to, all payments under insurance or in connection with any indemnity, warranty or guarantee payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

(b) “Event of Default” means an event described in Section 5.

(c) “Obligations” shall have the meaning ascribed to that term in the Loan Agreement.

(d) “Loan Agreement” shall mean that certain Loan Agreement entered into between Debtor and Secured Party dated as of the date hereof. “Loan Documents” mean the Loan Documents defined in the Loan Agreement.

(e) “Lien” means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest covering all or any part of the property of Debtor or any other Person.

(f) “Products” mean the Products defined in the Loan Agreement and specifically identified in Schedule 1 thereof, and any other Products that are the subject of an Approved Purchase Order.

(g) “Secured Promissory Note” shall have the meaning ascribed to it in the Loan Agreement.

(h) “Person” means any individual or entity.

(i) “Remittance Account” shall have the meaning ascribed to it in Section 3, below.

(j) “Senior Lender” means YA Global Investments, L.P., its successors and assigns.

2. Grant of Security Interest. Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party a first-priority security interest in all of Debtor’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired, to secure the full, prompt, complete and final performance and payment of the Obligations when due (whether at stated maturity, by acceleration or otherwise).

3. Remittance Account. Debtor shall instruct Retailer to deposit and Debtor shall deposit all proceeds from the sale of the Products to a remittance account (the “Remittance Account”) identified in writing by Secured Party and controlled by Secured Party. Funds deposited into the Remittance Account shall be applied by Secured Party as follows:

First, to Secured Party in an amount sufficient to pay in full Secured Party’s costs and professionals’ and advisors’ fees and expenses as described in Section 8.3(a) of the Loan Agreement;

Second, to Secured Party in an amount equal to the then unpaid amount of the Obligations (including principal, interest, and the Transaction Fees), in such order and priority as Secured Party may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in cash of all of the Obligations, to Debtor or its representatives or as a court of competent jurisdiction may direct.

Secured Party shall utilize its commercially reasonable best efforts to distribute all funds from the Remittance Account that are payable to Debtor within one (1) business day after deposit.

4. Representations, Warranties and Covenants. Debtor hereby represents, warrants, covenants and agrees as follows:

(a) Except for the security interest granted hereby, Debtor is or will be the only owner of all of the Collateral free from any adverse lien, security interest or encumbrance and Debtor will defend the Collateral against all claims and demands of all persons other than Secured Party. Debtor has obtained necessary authorization and all consents required to permit granting and perfecting of Secured Party’s first-priority security interest in the Collateral. Upon filing of the amendment to Senior Lender’s UCC-1 filing referred to in Section 3.6 of the Loan Agreement, or upon execution of the intercreditor or subordination agreement referred to therein, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral shall exist. Debtor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral.

(b) Except for the sale of Products by Debtor to Retailer, Debtor, its agents, servants or employees will not sell, assign, encumber or offer to sell, assign, encumber or otherwise transfer any Collateral either in whole or in part.

(c) Debtor will maintain the Product Inventory in good condition and repair, reasonable wear and tear excepted, and will pay and discharge prior to delinquency all taxes, levies and other impositions levied on or against the Product Inventory. Prior to the transfer of the Product Inventory to Retailer, Secured Party may examine and inspect the Product Inventory at any time wherever located.

(d) Debtor will insure the Collateral against such risks and casualties and in such amounts as may be required to satisfy in full all Obligations to Secured Party. Each such policy shall name Secured Party as an additional insured. Policies or certificates evidencing such insurance shall be furnished to Secured Party.

(e) Debtor agrees to execute and deliver to Secured Party, at Debtor’s expense, such UCC 1 Financing Statements and other documents in forms reasonably acceptable to Secured Party as Secured Party may from time to time reasonably request or as are necessary in the opinion of Secured Party to establish and maintain a valid, perfected first-priority security interest in the Collateral. Debtor authorizes Secured Party to file or record, as the case may be, any such UCC-1 Financing Statements or other documents without signature of Debtor.

(f) Debtor will at all times keep accurate and complete records of any proceeds received from the Collateral and the payment and performance of the respective account debtors and all other parties obligated on the Product Receivables.

(g) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Debtor now has rights and will create a legal and valid security interest in the Collateral in which Debtor later acquires rights.

(h) Debtor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records without 30 days prior written notice to Secured Party.

(i) At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any item of Collateral held by Debtor or in which Debtor has any right or interest, (b) transferring the Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected only by possession), (c) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (d) at Secured Party’s reasonable request, using its best efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $10,000, shall be duly endorsed in a manner reasonably satisfactory to Secured Party and delivered to Secured Party promptly and in any event within five (5) business days of Debtor’s receipt thereof.

5. Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (“Events of Default”):

(a) The occurrence of any Event of Default defined in the Loan Agreement;

(b) The material breach of any covenant, representation or warranty made by the Debtor herein, or the determination by the Secured Party that any representation or warranty made by the Debtor herein was incorrect in any material respect when given; and

(c) Loss, theft, damage or destruction to or of a material portion of the Collateral.

6. Rights and Remedies Upon Default.

(a) Upon occurrence and during the continuance of an Event of Default, Secured Party may at its option accelerate Debtor’s payment obligations under the Secured Promissory Note and shall have, in addition to all other rights and remedies under the Loan Documents and applicable law, the rights and remedies of a secured party under the California Commercial Code, including, without limitation, the right to take possession of and/or sell the Collateral. Without limiting the generality of the foregoing, Debtor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any trademark, copyright, or process used or owned by Debtor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. For that purpose, Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be located or situated in and remove the same therefrom without liability for rent, storage or other costs. Upon request, Debtor shall assemble and make the Collateral available to Secured Party at a place to be designated by Secured Party, which is reasonably convenient to Secured Party.

(b) Upon the occurrence and during the continuance of an Event of Default, Secured Party may sell all or any part of the Collateral, at public or private sales, at such price or prices as Secured Party may deem commercially reasonable. To the extent permitted by law, Debtor specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Secured Party may determine. Secured Party may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. To the maximum extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Debtor agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled from Debtor, Debtor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency. Debtor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Debtor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(c) In addition to the remedies described above, Debtor shall, upon request of Secured Party, and Secured Party itself may, in the name of Secured Party or Debtor, at any time after an Event of Default notify the account debtor or other obligor on any Product Receivable of Secured Party’s security interest. Secured Party may, in its own name or the name of the Debtor, at any time after the occurrence and during the continuation of an Event of Default hereunder, demand, sue for, collect or receive any money or property payable or receivable on any Product Receivable and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any Product Receivable as Secured Party may determine.

(d) For the purpose of protecting and preserving the Collateral and Secured Party’s rights under this Agreement, Debtor hereby irrevocably appoints Secured Party, with full power of substitution, as its attorney-in-fact with full power of authority, after the occurrence and during the continuance of any Event of Default, to do any act which Debtor is obligated to do hereunder. Debtor hereby ratifies all that Secured Party shall lawfully do or cause to be done by virtue of this appointment.

(e) Debtor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(f) Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(g) The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

First, to Secured Party in an amount sufficient to pay in full Secured Party’s costs and professionals’ and advisors’ fees and expenses as described in Section 8.3(a) of the Loan Agreement;

Second, to Secured Party in an amount equal to the then unpaid amount of the Obligations (including principal, interest, and the Transaction Fees), in such order and priority as Secured Party may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in cash of all of the Obligations, to any creditor holding a junior lien on the Collateral, or to Debtor or its representatives or as a court of competent jurisdiction may direct.

(h) Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Debtor requests in writing except during an Event of Default, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

7. Indemnity. Debtor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Debtor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

8. Notices. Any notice to any party hereto shall be given in accordance with the terms of Section 8.12 of the Loan Agreement.

9. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, including without limitation the California Commercial Code.

10. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. Binding Effect. This Agreement shall be binding upon Debtor, its successors, representatives and assigns, and shall inure to the benefit of Secured Party and its successors and assigns.

12. Rights Cumulative. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights and remedies available under contract or applicable law.

13. Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all of the remaining provisions of this Agreement shall remain valid and enforceable.

14. Termination. After expiration of the Maturity Date (as defined in the Loan Documents) and upon the payment in full and satisfaction of all of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Secured Party shall, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

15. Non-Waiver. Waiver of or acquiescence in any default by Debtor, or failure of Secured Party to insist upon strict performance by Debtor of any representation, warranty or covenant set forth in this Agreement or any of the Loan Documents shall not constitute a waiver of any subsequent or other default or failure.

16. Entire Agreement. This Agreement is intended by Debtor and Secured Party as the final expression of Debtor’s obligations to Secured Party in connection with the Collateral and supersedes all prior understandings and agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by Debtor and Secured Party.

17. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Secured Party:		Debtor: ZVUE CORPORATION

	By:	/s/ Jeff Oscodar
/s/ Carl Page		Its: President & CEO
CARL PAGE